Exhibit 10.6.29
THIS SUPPLEMENTAL AGREEMENT is made this 21st day of April, 2008
BETWEEN:
(1)	GILROY COMPANY LIMITED whose registered office is situate at 11th Floor, Lai Sun Commercial Centre, No. 680 Cheung Sha Wan Road, Shamshuipo, Kowloon, Hong Kong (“the Landlord”); and

(2)	MARKETSHARE LIMITED whose registered office is situate at 16th — 19th Floors, Prince’s Building, 10 Chater Road, Central, Hong Kong (“the Tenant”) (Company No. 954680) (Business Registration No. 35402855-000-03-07A).
WHEREAS:
(A)	By a Tenancy Agreement dated the 28th day of May 2007 and made between the Landlord and the Tenant (“the Tenancy Agreement”) the Landlord granted and the Tenant took a lease of ALL THAT UNIT NOS. 1803 and 1804 on the EIGHTEENTH FLOOR of CAUSEWAY BAY PLAZA 2, No. 463-483 Lockhart Road, Hong Kong (“the said premises”) for a term of Three (3) years commencing from the 1st day of March 2007 and expiring on the 28th day of February 2010 (“the said term”) at the rent and upon and subject to the terms and conditions therein contained.

(B)	The Tenant has requested and the Landlord has agreed to extend the said term and to vary the terms of the Tenancy Agreement upon the conditions and provisions contained in this Supplemental Agreement.

(C)	This Supplemental Agreement is supplemental to the Tenancy Agreement and all terms defined in the Tenancy Agreement shall (where applicable) have the same meaning in this Supplemental Agreement.
NOW IT IS HEREBY AGREED as follows:
1.	Subject to the terms, conditions and modifications hereinafter mentioned, the Landlord hereby leases the said premises to the Tenant and the Tenant hereby leases and takes the said premises from the Landlord for a further term of seven (7) months under the Tenancy Agreement such that the said term granted under the Tenancy Agreement is hereby extended from 1st March 2010 to 30th September 2010. Pursuant to such extension, the said term granted by the Landlord under the Tenancy Agreement is hereby modified.

2.	The Tenant shall upon its execution of this Supplemental Agreement deposit with the Landlord a sum of HONG KONG DOLLARS THIRTY TWO THOUSAND TWO HUNDRED AND TWENTY (HB$32,220.00) (“the Additional Deposit”) as additional deposit which shall be held by the Landlord (together with the Deposit currently held by the Landlord under the Tenancy Agreement) as part of the Deposit without liability for interest as security for the due performance and observance by the Tenant of the Tenant’s agreements, covenants and obligations under the Tenancy Agreement upon and subject to the terms and conditions of the Tenancy Agreement.

3.	With effect from the date of this Supplemental Agreement, the Tenancy Agreement shall be deemed varied, modified and extended in accordance with the provisions set out in the Schedule hereto.

4.	Save and except insofar as varied, modified, extended and supplemented by this Supplemental Agreement, the Tenancy Agreement and all the terms, conditions, agreements, covenants, exceptions and reservations contained in the Tenancy Agreement shall remain in full force and effect and the Tenant hereby covenants and undertakes with the Landlord that the Tenant shall observe, perform and comply with the same (as hereby varied, modified, extended and supplemented).

5.	The legal costs and expenses incurred by the Landlord in connection with the preparation and completion of this Supplemental Agreement and all stamp duty, adjudication fee and registration fee (if any) payable on this Supplemental Agreement and its counterpart shall be paid by the Tenant solely. The Tenant shall be responsible for its own legal costs and expenses in connection with the preparation and completion of this Supplemental Agreement.

6.	The Tenant hereby expressly declares that for the grant of the extension of the said term no key money or premium or other consideration otherwise than the rent and other payments herein expressly reserved and expressed to be payable has been paid or will be payable to the Landlord or to any other person whosoever.

7.	This Supplemental Agreement shall be governed by and interpreted in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.
AS WITNESS, the parties hereto have duly executed this Supplemental Agreement the day and year first above written.

THE SCHEDULE ABOVE REFERRED TO
1.	Part III of the First Schedule to the Tenancy Agreement shall be deemed to be deleted and substituted by the following:

For the term of THREE (3) years and SEVEN (7) MONTHS commencing from the 1st day of March 2007 (“the Commencement Date”) and expiring on the 30th day of September 2010 (both days inclusive).

2.	Part I of the Second Schedule to the Tenancy Agreement shall be deemed to be deleted and substituted by the following:

Rent:	(I)	The rent for the said term shall be HONG KONG DOLLARS FIFTY NINE THOUSAND AND SEVENTY ONLY (HK$59,070.00) per calendar month for the period from 1st March 2007 to 28th February 2010 and HONG KONG DOLLARS SIXTY FOUR THOUSAND FOUR HUNDRED AND FORTY (HK$64,440.00) per calendar month for the period from 1st March 2010 to 30th September 2010, all exclusive of rates, government rent, air-conditioning and management charges and other outgoings and payable in advance without any deductions on the first day of each and every calendar month the first of such payment to be made on the signing hereof.

	(II)	Rent Free Period: No rent will be charged for two (2) months commencing from the Commencement Date and expiring on 30th April 2007. During the Rent free Period, the Tenant shall pay the rates, government rent (if any), air-conditioning and management charges and all other outgoings in respect of the said premises.

SIGNED by Mr. Lau Shu Yan, Julius	)
for and on behalf of the Landlord whose signature(s) is/are verified by:-	) ) ) )	For and on behalf of GILROY COMPANY LIMITED /s/ Lau Shu Yan, Julius
Authorized Signature(s)

/s/ Yeung Chi Keung
Yeung Chi Keung
Solicitor, Hong Kong SAR
Vincent T.K. Cheung, Yap & Co.
     RECEIVED on or prior to the day and year first above written of and from the Tenant the sum of HONG KONG DOLLARS THIRTY TWO THOUSAND TWO HUNDRED AND TWENTY (hk$32,220.00) being the Additional Deposit above mentioned to be paid by the Tenant to the Landlord.

For and on behalf of GILROY COMPANY LIMITED
/s/ [Illegible Signature]
Authorized Signature
The Landlord

SIGNED by Anthony Venus for and on behalf of the Tenant in the presence of:-	) ) ) ) )	For and on behalf of Marketshare Limited /s/Anthony Venus Authorized Signature(s)
/s/ Yvette [Leung]
Signature of Witness

Yvette [Leung]
Name of Witness

[Illegible]
Hong Kong Identity Card Number

Rm 1802-4, Causeway Bay, Plaza [L]
Address of Witness

Executive Assistant
Occupation of Witness

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